Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of CCCM, Pubco and ProCap, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination occurred September 30, 2025. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, presents pro forma effect to the Business Combination as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been if the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CCCM as of September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited consolidated financial statements of Pubco as of September 30, 2025, and the related notes thereto included in Pubco’s Form 10-Q Report filed with the Securities and Exchange Commission on December 11, 2025.

●	The historical unaudited financial statements of ProCap as of September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CCCM for the nine months ended September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited consolidated financial statements of Pubco for the period June 17, 2025 (Inception) to September 30, 2025, and the related notes thereto included in Pubco’s Form 10-Q Report filed with the Securities and Exchange Commission on December 11, 2025.

●	The historical unaudited financial statements of ProCap for the period June 10, 2025 (Inception) to September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. Pubco, ProCap and CCCM have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Pubco, ProCap and CCCM included in this proxy statement/prospectus and Pubco’s, ProCap’s and CCCM’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

Business Combination

On December 5, 2025 (the “Closing Date”), the transactions contemplated by the Business Combination Agreement were consummated (the “Closing”). Upon the Closing CCCM and ProCap BTC merged into SPAC Merger Sub and Company Merger Sub, respectively, and became wholly-owned subsidiaries. ProCap Financial is the go-forward company following the Closing. ProCap Financial’s common stock and warrants commenced trading on The Nasdaq Global Market on December 8, 2025, under the symbol “BRR” and “BRRWW”, respectively.

As previously disclosed, the Sponsor held an aggregate of 8,333,333 founder shares in the SPAC, substantially all of which were distributed to members prior to the Closing. In connection with the Closing, these SPAC founder shares were converted into shares of ProCap Financial’s common stock (the “ProCap Shares”). In addition to existing restrictions agreed upon in connection with CCCM’s initial public offering, the ProCap Shares are subject to certain transfer restrictions, which restrictions will lapse and the ProCap Shares will no longer be subject to these transfer restrictions upon the earliest to occur of the following (i) the second anniversary of the Closing, (ii) if the closing price of ProCap Financial’s common stock equals or exceeds $10.21 per share (subject to customary adjustments) for any 20 trading days within any consecutive 30-trading day period, and (iii) if the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period equals or exceeds $140,000 during any five-day period.

Certain executives and key employees of ProCap BTC, who had purchased membership interests in the Sponsor either directly or indirectly, received ProCap Financial Shares that were previously held by the Sponsor. The number of the ProCap Shares received by ProCap BTC was approximately 2,150,000 ProCap Shares.

The following table summarizes the pro forma number of shares of Pubco Common Stock outstanding following the consummation of the Business Combination and the Domestication, discussed further in the sections below, excluding the potential dilutive effect of the Pubco Public Warrants, Pubco Private Placement Warrants and the shares underlying the Convertible Notes.

Equity Capitalization Summary	Shares	%
ProCap Common Unit Holders	10,000,000	11.7%
ProCap Preferred Unit Holders	64,562,500	75.9%
CCCM Public Shareholders	1,565,771	1.8%
Sponsor	8,598,333	10.1%
Representatives	440,000	0.5%
Total common stock	85,166,604	100.0%

The following table shows the per share value of Pubco Common Stock held by non-redeeming holders of Pubco Common Stock:

Shares	85,166,604
Book equity per share	$6.36

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CCCM being treated as the acquired company for financial reporting purposes and ProCap as the accounting “acquirer.” Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of ProCap with the business combination treated as the equivalent of ProCap issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ProCap.

This determination was primarily based on the assumption that:

●	ProCap’s current shareholders hold a majority of the voting power of Pubco post Business Combination;

●	The Pubco Board consists of seven individuals, one of which was elected by CCCM, five of which were elected by ProCap and one director jointly selected by ProCap and CCCM;

●	ProCap’s operations will substantially comprise the ongoing operations of Pubco; and

●	ProCap’s senior management will comprise the senior management of Pubco.

Another determining factor was that CCCM does not meet the definition of a “business” pursuant to ASC 805-10-55, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of CCCM will be stated at historical cost, with no goodwill or other intangible assets recorded.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025(1)

	Pubco (Historical)	ProCap (Historical)	CCCM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$-	$-	$190,655	$227,950,000	A	$235,806,735
				15,992,015	B
				(8,325,935)	C
Accounts receivable	-	77,000	-	-		77,000
Prepaid expenses	-	18,350	194,280	-		212,630

Total current assets	-	95,350	384,935	235,616,080		236,096,365
Non-current assets
Investments held in Trust Account	-	-	253,824,027	(255,337,705)	B	-
				1,513,678	J
Long-term prepaid insurance	-	-	88,965	-		88,965
Digital assets	-	565,404,018	-	-		565,404,018
Fixed assets, net	-	8,015	-	-		8,015
Total non-current assets	-	565,412,033	253,912,992	(253,824,027)		565,500,998
Total assets	$-	$565,507,383	$254,297,927	$(18,207,947)		$801,597,363

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$120,374	$3,636,381	$27,475	$26,552,478	C	$40,936,708
				10,600,000	H
Accrued offering costs	-	-	85,000	-		85,000
Promissory note - related party	209,097	723,192	-	(723,192)	C	-
				(209,097)	C
Total current liabilities	329,471	4,359,573	112,475	36,220,189		41,021,708
Non-current liabilities
Convertible notes payable	-	-	-	235,000,000	A	235,000,000
Conversion feature liability	-	516,500	-	(516,500)	D	-
Derivative liability - conversion option	-	-	-	31,994,190	A	31,994,190
Discount on note	-	-	-	(39,044,190)	A	(39,044,190)
Debt issuance costs	-	-	-	(9,400,000)	C	(9,400,000)
Deferred legal fee	-	-	684,067	(684,067)	C	-
Total non-current liabilities	-	516,500	684,067	217,349,433		218,550,000
Total liabilities	329,471	4,876,073	796,542	253,569,622		259,571,708

Ordinary shares subject to possible redemption		-	253,824,027	(239,345,690)	B	-
				(15,992,015)	F
				1,513,678	J
EQUITY
ProCap common unit	-	-	-	-		-
ProCap preferred unit	-	460,201,500	-	(516,500,000)	D	-
				56,298,500	D
PubCo common stock	-	-	-	10,000	D	85,167
				10,604	I
	-	-	-	64,563	D
				-	D
CCCM preference shares	-	-	-	-		-
CCCM Class A ordinary shares	-	-	71	157	F	-
				834	G
				(1,062)	I
CCCM Class B ordinary shares	-	-	834	(834)	G	-
Additional paid-in capital	-	-	813,455	(21,664,716)	C	497,622,149
				516,425,437	D
				(13,934,343)	E
				15,991,858	F
				(9,542)	I
Retained earnings (accumulated deficit)	(329,471)	100,429,810	(1,137,002)	(2,197,341)	C	44,318,339
				(55,782,000)	D
				13,934,343	E
				(10,600,000)	H
				1,513,678	J
				(1,513,678)	J
Total equity (deficit)	(329,471)	560,631,310	(322,642)	(17,953,542)		542,025,655
Total equity and liabilities	$-	$565,507,383	$254,297,927	$(18,207,947)		$801,597,363

(1)	The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical unaudited balance sheet of ProCap as of September 30, 2025, with the historical unaudited consolidated balance sheet of Pubco as of September 30, 2025, and with the historical unaudited balance sheet of CCCM as of September 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025(2)

	Pubco (Historical)	ProCap (Historical)	CCCM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$-	$77,000	$-	$-		$77,000

Operating expenses
General and administrative expenses	(329,471)	(4,333,208)	(1,917,681)	(2,197,341)	AA	(19,352,701)
				(25,000)	CC
				(10,600,000)	DD
				50,000	GG
Change in fair value of digital assets	-	48,904,018	-	-		48,904,018
Income (loss) from operations	(329,471)	44,647,810	(1,917,681)	(12,772,341)		29,628,317

Other income (expense):
Share based compensation expense	-	-	(395,400)	-		(395,400)
Interest earned on marketable securities held in Trust Account	-	-	3,824,027	(3,824,027)	FF	-
Interest expense	-	-	-	(12,111,048)	BB	(12,111,048)
Change in fair value of derivative liability	-	55,782,000	-	(55,782,000)	EE	-
Other income (expense), net	-	55,782,000	3,428,627	(71,717,075)		(12,506,448)

Net income (loss)	$(329,471)	$100,429,810	$1,510,946	$(84,489,416)		$17,121,869

Basic net income (loss) per share	$(329,471)	$11.35	$0.07
Diluted net income (loss) per share	$(329,471)	$0.68	0.07

Pro forma weighted average number of shares outstanding - basic						85,166,604 (1)
Pro forma income per share - basic						$0.20
Pro forma weighted average number of shares outstanding - diluted						116,090,604 (1)
Pro forma income per share - diluted						$0.15

(1)	Please refer to Note 3 (“Net Income per Share”) for details.

(2)	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, combines the historical unaudited statement of operations of ProCap for period June 10, 2025 (Inception) through September 30, 2025, with the historical unaudited consolidated statement of operations of Pubco for the period of June 17, 2025 (Inception) through September 30, 2025, and with the historical unaudited statement of operations of CCCM for the nine months ended September 30, 2025.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CCCM being treated as the acquired company for financial reporting purposes and ProCap as the accounting “acquirer.” Under this method of accounting, although CCCM acquired all the outstanding equity interests of ProCap in the Business Combination, CCCM was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Pubco issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ProCap.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CCCM’s unaudited balance sheet as of September 30, 2025, and the related notes for the nine months ended September 30, 2025, included in the Proxy Statement/Prospectus; and

●	Pubco’s unaudited consolidated balance sheet as of September 30, 2025, and the related notes for the period from June 17, 2025 (Inception) through September 30, 2025, included in Pubco’s Form 10-Q Report filed with the Securities and Exchange Commission on December 11, 2025.

●	ProCap’s unaudited balance sheet as of September 30, 2025, and the related notes for the period from June 10, 2025 (Inception) through September 30, 2025, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CCCM’s unaudited statement of operations for the nine months ended September 30, 2025, and the related notes, included in the Proxy Statement/Prospectus; and

●	Pubco’s unaudited consolidated statement of operations for the period from June 17, 2025 (Inception) through September 30, 2025, and the related notes, included in Pubco’s Form 10-Q Report filed with the Securities and Exchange Commission on December 11, 2025.

●	ProCap’s unaudited statement of operations for the period from June 10, 2025 (Inception) through September 30, 2025, and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of Pubco and ProCap have been prepared in accordance with U.S. GAAP. The historical financial statements of CCCM have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by ProCap.

Upon consummation of the Business Combination, management has performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the three entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Pubco, ProCap and CCCM have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are as follows:

A.	Reflects the proceeds received from the Convertible Notes Investment of $228.0 million, for an aggregate purchase price of 97% of the principal amount of the notes of $235.0 million, reflecting a debt discount of $58.7 million consisting of $7.0 million of OID interest and the derivative liability for the conversion option at a fair value of $32.0 million. The derivative liability was valued using a Black-Scholes option pricing model. The notes do not bear regular interest.

B.	Reflects the redemption of 23,434,229 CCCM Class A ordinary shares for $239.3 million and the liquidation and reclassification of $16.0 million of funds held in the Trust Account to cash that became available following the Business Combination.

C.	Reflects the payment of $2.9 million of CCCM transaction costs at the Closing of which $0.7 million of these fees were accrued as of September 30, 2025. Reflects the payment of $6.4 million of ProCap transaction costs at the Closing of which $3.5 million were accrued expenses and $0.9 million were due to related party as of September 30, 2025. Reflects the additional draw on the related party note of $0.9 million subsequent to September 30, 2025. Reflects the accrual of $9.4 million of fees related to the issuance of the convertible notes with an offset to debt issuance costs and the accrual of $20.7 million of fees related to the issuance of the equity units with the offset to additional paid in capital, of which such fees are to be paid subsequent to the Closing.

D.	Represents the exchange of ProCap Common Units for the issuance of 10,000,000 shares of Pubco common stock and the exchange of ProCap Preferred Units for the issuance of 64,562,500 shares of Pubco Common Stock, and the reversal of the derivative liability upon the Closing. These share issuances do not include any Adjustment Shares pursuant to the terms of the Business Combination Agreement, as the calculated Closing Bitcoin Price was less than the Signing Bitcoin Price of $104,333.56.

E.	Represents the elimination of CCCM’s historical accumulated losses after recording the transaction costs incurred by CCCM of $2.2 million as described in (C) above, the recording of interest earned in the Trust of $1.5 million as described in (J) below, the accretion of ordinary shares subject to redemption of $1.5 million as described in (J) below and the Business Combination Marketing Agreement of $10.6 million as described in (H) below.

F.	Reflects the reclassification of 1,565,771 shares of CCCM ordinary shares subject to possible redemption to permanent equity.

G.	Reflects the conversion of CCCM Class B ordinary shares into Class A ordinary shares on a one-for-one basis.

H.	Reflects the accrual of the CCCM Business Combination Marketing Agreement of which such fees are to be paid subsequent to the Closing.

I.	Reflects the conversion of 10,604,104 CCCM Class A ordinary shares into shares of Pubco common stock, par value $0.001.

J.	Reflects the interest earned in the Trust Account subsequent to September 30, 2025, of $1.5 million and the accretion of the ordinary shares subject to redemption of $1.5 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, are as follows:

AA.	Reflects the transaction costs of CCCM.

BB.	Reflects the amortization of the debt discount for the nine months ended September 30, 2025, amortized over a term of 3 years.

CC.	Reflects the amortization of the prepaid D&O insurance policy for the nine months ended September 30, 2025, amortized over a term of 6 years.

DD.	Reflects the payment of the CCCM Business Combination Marketing Agreement as described in (H) above.

EE.	Reflects the reversal of the change in fair value of the derivative liability due to the conversion of the ProCap Preferred Units to Pubco common stock.

FF.	Reflects the elimination of the interest income earned on funds in the Trust Account which funds were released from the Trust Account upon the Closing.

GG.	Reflects the elimination of the administrative service fees that ceased to be paid upon the Closing.

Note 3 — Net Income per Share

Represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. Diluted EPS was calculated using the if-converted method.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by CCCM’s Public Shareholders for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Pro forma net income	$17,121,869
Weighted average shares outstanding of common stock – basic	85,166,604
Net income per share – basic	$0.20
Weighted average shares outstanding of common stock – diluted (1)	116,090,604
Net income per share – diluted	$0.15

(1)	Includes 12,500,000 shares underlying CCCM Public Warrants, 352,500 shares underlying CCCM Private Placement Warrants and assumes the conversion of $235,000,000 of the convertible notes at a 130% conversion rate into 18,071,500 shares of Pubco Class A common stock.